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                                                                     EXHIBIT 3.1



                          PROVINCE OF BRITISH COLUMBIA

                                   COMPANY ACT

                   ARTICLES OF LIONS GATE ENTERTAINMENT CORP.

                            PART 1 -- INTERPRETATION

1.1 In these Articles, unless there is something in the subject or context inconsistent therewith;

      "Board" and "the Directors" or "the directors" mean the Directors or sole Director of the Company for the time being.

      "Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

      "month" means calendar month.

      "registered owner" or "registered holder" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

Words importing the singular include the plural and vice versa; and words importing male persons include female persons; and words importing persons shall include corporations.

1.2 The meaning of any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

1.3 The Rules of Construction contained in the Interpretation Act of the Province of British Columbia shall apply mutatis mutandis, to the interpretation of these Articles.

                     PART 2 - SHARES AND SHARE CERTIFICATES

2.1 Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him, except that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provide further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent by registered prepaid mail to the member entitled thereto, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail or stolen.

2.2   If a share certificate:

      (a) is worn out or defaced, the Directors shall, upon production to them of the said certificate and upon such other terms, if any, as they may think fit, order the said certificate to be cancelled and shall issue at new certificate in lieu thereof;

      (b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu therof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

      (c) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing.

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            a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate surrendered and issue in lieu thereof certificates in accordance with such request.

      Such sum as the Directors may from time to time prescribe shall be paid to the Company for each certificate to be issued under this Article.

2.3 Every share certificate shall be signed manually by at least one officer or Director of the Company or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.4 Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share of (except only as by law, statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.

                            PART 3 -- ISSUE OF SHARES

3.1 Subject to Article 3.2 and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, issue, allot, sell or otherwise dispose of, or grant options on, issue warrants for or otherwise deal in, shares authorized but not outstanding at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

3.2 If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

3.3 Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed twenty-five per centum of the amount of the subscription price of such shares.

3.4 No share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof.

                            PART 4 -- SHARE REGISTERS

4.1 The Company shall keep or cause to be kept within British Columbia, a register of members, a register of transfers and a register of allotments, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Directors, on behalf of the Company, may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class of shares. The Directors, on behalf of the Company, may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares or such class thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

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4.2   Unless prohibited by the Company Act, the Company may keep or cause to be kept one or more branch registers of members at such place or places, either within or outside British Columbia, as the Directors may from time to time determine.

4.3   The Company shall not at any time close its register of members.

                  PART 5 -- TRANSFER AND TRANSMISSION OF SHARES

5.1 Subject to the provisions of the Memorandum and of these Articles that may be applicable, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transfer or shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the person hi whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3 Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer or as transferee or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or registrar for registration, together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer where the transfer is not registered shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration.

5.5 There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6 In the case of the death of a member, the survivor or survivors, where the deceased was a joint registered holder, and the legal personal representative of the deceased, where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative, the Directors may require him to obtain a grant of probate or letters of administration in British Columbia.

5.7 Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt member if the documents required by the Company Act shall have been deposited at the Company's registered office.

5.8 Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires, or who, becomes entitled to a share as a result of an order of a Court of competent jurisdiction or by statute, has the right either to be

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registered as a member in his representative capacity in respect of such share, or, if he is a personal representative, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.

                        PART 6 -- ALTERATION OF CAPITAL

6.1 The Company may, by ordinary resolution filed with the Registrar, amend its Memorandum to increase the authorized capital of the Company by:

      (a)   creating shares with par value or shares without par value, or both;

      (b) increasing the number of shares with par value or shares without par value, or both; or

      (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2 The Company may, by special resolution, alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of all or any of its shares but only to such extent, in such manner and with such consents of members holding a class of shares which is the subject of or affected by such alteration, as the Company Act provides.

6.3   The Company may alter its Memorandum or these Articles:

      (a) by special resolution, to create, define and attach special rights or restrictions to any shares; and

      (b) by special resolution and by otherwise complying with any applicable provision of its Memorandum or these Articles, to vary or abrogate any special rights and restrictions attached to any shares;

and in each case by filing a certified copy of such resolution with the Registrar but no right or special right attached to any issued shares shall be prejudiced or interfered with unless all members holding shares of each class whose right or special right is so prejudiced or interfered with consent thereto in writing, or unless a resolution consenting thereto is passed at a separate class meeting of the holders of the shares of each such class by a minority of three-fourths of the issued shares of such class, or such greater majority as may be specified by the special rights attached to the class of shares.

6.4 Notwithstanding such consent in writing or such resolution, no such alteration shall be valid as to any part of the issued shares of any class unless the holders of the rest of the issued shares of such class either all consent thereto in writing or consent thereto by a resolution passed by the votes of members holding three-fourths of the rest of such shares.

6.5 If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to any meeting of members unless, if so required by the Company Act, the Superintendent of Brokers for British Columbia shall have consented to the resolution.

6.6 Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares but the quorum at a class meeting shall be one person holding or representing by proxy one-third of the shares affected.

                   PART 7 -- PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the special rights and restrictions attached to any class or series, the Company may, by a resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution or redeem any class or series of its shares in accordance with the special rights and restrictions attaching thereto. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless otherwise permitted under the Company Act, the Company shall make its offer to purchase pro rata to every member who holds shares of the class or kind, as the case may be, to be purchased.

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7.2   If the Company proposes at its option to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed shall be selected.

7.3 Subject to the provisions of the Company Act, any shares purchased or redeemed by the Company may be sold or issued by it, but, while such shares are held by the Company, it shall not exercise any vote in respect of these shares and no dividend or other distributions shall be paid or made thereon.

                           PART 8 -- BORROWING POWERS

8.1   The Directors may from time to time on behalf of the Company:

      (a) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;

      (b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person; and

      (c) mortgage, pledge, charge, whether by way of specific or floating charge, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future).

8.2 Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise and may, by their terms, be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

8.3 The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders which registers may be combined and, subject to the provisions of the Company Act, may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

8.4 Every bond, debenture or other debt obligation of the Company shall be signed manually by at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the bond, debenture or other debt obligation appointed by the Company or under any instrument under which the bond, debenture or other debt obligation is issued and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a bond, debenture or other debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the issue thereof.

8.5 The Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.

                           PART 9 -- GENERAL MEETINGS

9.1 Subject to any extensions of time permitted pursuant to the Company Act, the first annual general meeting of the Company shall be held in accordance with the Company Act and thereafter an annual general meeting shall be held once in every calendar year at such time (not being more than thirteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Directors.

9.2 If the Company is, or becomes, a company which is not a reporting company and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held.

9.3 All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings.

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9.4   The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting, if requisitioned in accordance with the Company Act, may be convened by the requisitionists as provided in the Company Act.

9.5 If the Company is, or becomes, a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

9.6 A notice convening a general meeting specifying the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned or in such other manner, if any, as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of a meeting by, any member shall not invalidate the proceedings at that meeting.

9.7 All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting or, if they are present at the meeting, by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

9.8 Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours up to the date of such general meeting.

                   PART 10 -- PROCEEDINGS AT GENERAL MEETINGS

10.1  All business shall be deemed special business which is transacted at:

      (a) an extraordinary general meeting other than the conduct of and voting at such meeting; and

      (b) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, the election of Directors, the appointment of the Auditor, the fixing of the remuneration of the Auditor and such other business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the Directors.

10.2 No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

10.3 Save as herein otherwise provided, a quorum shall be two members or proxyholders present. If there is only one member, the quorum is one person present and being, or representing by proxy, such members. The Directors, the Secretary or, in his absence, an assistant Secretary, and the solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he is a member of proxyholder entitled to vote thereat.

10.4 If, within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

10.5 The Chairman of the Board, if any, or in his absence the President of the Company, shall be entitled to preside as Chairman at every general meeting of the Company.

10.6 If at any general meeting neither the Chairman of the Board nor the President is present within fifteen minutes after the time appointed for holding the meeting or is willing to serve as Chairman, the members present shall choose a Chairman.

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10.7  The Chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not "advance notice", of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

10.8 No motion proposed at a general meeting need be seconded and the Chairman may propose or second a motion.

10.9 Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is directed by the Chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The Chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the minute book of the Company. A declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against that resolution.

10.10 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

10.11 No poll may be demanded on the election of a Chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other questions shall be taken as soon as, in the opinion of the Chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the Chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded.

Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote, the decision of the Chairman made in good faith shall be final and conclusive.

10.12 Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

10.13 On a poll, a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.14 Unless the Company Act, the Memorandum of these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

                           PART 11 -- VOTES OF MEMBERS

11.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxyholder.

11.2 Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote.

11.3 Any corporation not being a subsidiary which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting or class meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present including, without limitation, the right, unless restricted by such

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resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation which is a member may appoint a proxy holder.

11.4 In the case of joint registered holders of a share, the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

11.5 A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may appoint a proxyholder.

11.6 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more (but not more than five) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion, he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

11.7 A form of proxy shall be in writing under the hand of the appoint or of his attorney duly authorized in writing or, if the appoint is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company if:

      (a)   the Company is, at the time, a reporting company; or

      (b)   the member appointing the proxyholder is a corporation; or

      (c)   the Company shall have, at the time, only one member; or

      (d) the persons present in person or by proxy and entitled to vote at the meeting by resolution permit the proxyholder to attend and vote; for the purpose of such resolution, the proxyholder shall be counted in the quorum but shall not be entitled to vote;

and in all other cases a proxyholder must be a member.

11.8 A proxy and any power of attorney or other authority under which it is signed or a notarially certified copy of the power or authority shall be deposited at the place specified for that purpose in the notice of meeting or, in the documents mailed to the members with the notice of meeting or, if no place is so specified, at the registered office of the Company before the time for holding the meeting at which the person named in the proxy proposes to vote or such earlier time as the Directors may determine. In default, the proxy will not be treated as valid.

11.9 Unless the Company Act or any other statute or law which is applicable to the Company or any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the Chairman of the meeting shall approve:

      "The undersigned member of__________________________(hereinafter called the "Company") hereby appoints_______________________, or failing him,________________________or failing either of them, as the proxyholder for and on behalf of the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the members of the Company to be held on ___________________ and at any adjournments thereof, to the same extent and with the same powers as if the undersigned were present at the said meeting, or any adjournment thereof, and the persons named are specifically directed to vote as indicated below.

      Dated:

                                             ___________________________________
                                                   Signature of Member"

11.10 A vote given in accordance with the terms of a proxy is valid, notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share or shares in respect of which the proxy is given, provided that no notification in writing of such death, in capacity, revocation or transfer shall have been received at the registered office of the Company or by the Chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

11.11 Every proxy may be revoked by an instrument in writing:

      (a) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

      (b) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the Chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken;

or in any other manner provided by law.

                              PART 12 -- DIRECTORS

12.1 The number of Directors, including additional Directors, shall not be less than five nor more than eighteen, and within those limits the number of Directors may be fixed from time to time by the Directors.

12.2 The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company and, if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board or, at the option of such Director, by the Company in general meeting and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The Directors, on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

                  PART 13 -- ELECTION AND REMOVAL OF DIRECTORS

13.1 At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors. If the number of directors is changed by resolution of the directors passed prior to the meeting, a greater or lesser number of directors shall be elected accordingly. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat, such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.

13.2  A retiring Director shall be eligible for re-election.

13.3 Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

13.4 If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as Directors may be requested by the newly-elected Directors, and they shall, if willing to do so, continue in office to complete the number Directors for the time being fixed by resolution of the Directors pursuant to these Articles until further new Directors are elected at a general meeting convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed by the Directors pursuant to these Articles, such number shall be fixed at the number of Directors actually elected or continued in office or at such number as fixed by resolution at a general meeting.

13.5 Any casual vacancy occurring in the Board of Directors may be filled by resolution of the remaining Directors or Director.

13.6 Between successive annual general meetings, the Directors shall have power to appoint one or more additional Directors but not more than one-third of the number of Directors elected or appointed at the last annual general meeting of the Company. Any Director so appointed shall hold office only until the next following annual general meeting of the Company but shall be eligible for election at such meeting and, so long as he is an additional Director, the number of Directors shall be increased accordingly.

13.7 Any Director may, by instrument in writing delivered to the Company, appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote as a Director at a meeting at which the person appointing him is not personally present, and, if he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the Company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the Director appointing him.

13.8  The office of Director shall be vacated if the Director:

      (a) resigns his office by notice in writing delivered to the registered office of the Company; or

      (b) is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

      (c)   ceases to be qualified to act as a Director pursuant to the Company
            Act

13.9 The Company may, by special resolution, remove any Director before the expiration of his period of office and may, by an ordinary resolution, appoint another person in his stead.

                    PART 14 -- POWERS AND DUTIES OF DIRECTORS

14.1 The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

14.2 The Directors may from time to time by power of attorney or other instrument under the seal of the Company, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members of the Company or in favour of any corporation or any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.

                 PART 15 -- DISCLOSURE OF INTEREST OF DIRECTORS

15.1 A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created which conflicts with his duty or interest as a Director shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the provisions of the Company Act.

15.2 A Director shall not vote in respect of any such contract or transaction with the Company in which he is interested and, if he shall do so, his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Subject to the provisions of the Company Act, the foregoing prohibitions shall not apply to:

      (a) any such contract or transaction relating to a loan to the Company, which a Director, or a specified corporation or a specified firm in which he has an interest, has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

      (b) any contract or transaction made or to be made with, or for the benefit of, an affiliated corporation of which the Director is a director;

      (c)   determining the remuneration of the Directors;

      (d) purchasing and maintaining insurance to cover Directors against liability incurred by them as Directors; or

      (e)   the indemnification of any Director by the Company.

These exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Company Act, either generally or in respect of any particular contract or transaction or for any particular period.

15.3 A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.4 Subject to compliance with the provisions of the Company Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

15.5 A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the Company in general meeting otherwise directs.

                       PART 16 -- PROCEEDINGS OF DIRECTORS

16.1 The Chairman of the Board, if any, or, in his absence, the President shall preside as Chairman at every meeting of the Directors, if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within 15 minutes of the time appointed for holding the meeting or is willing to act as Chairman or, if the Chairman of the Board, if any, and the President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be Chairman of the meeting.

16.2 The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice, if any, as the Board may by resolution from time to time determine.

16.3 A meeting of the Board or any committee of the Directors may be held by means of conference telephones or other communications facilities whereby all Directors participating in the meeting can hear each other provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

16.4 A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director or alternate Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.

16.5 Any Director of the Company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.

16.6 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, if not so fixed, shall be a majority of the Directors or, if the number of Directors is fixed at one, shall be one Director.

16.7 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number if reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number for summoning a general meeting of the Company, but for no other purpose.

16.8 Subject to the provisions of the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

16.9 A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the Directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.

                   PART 17 -- EXECUTIVE AND OTHER COMMITTEES

17.1 The Directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board and the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or riding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.

17.2 Any committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of the members of the committee present and, in case of an equality of votes, the Chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated in any counterpart.

                               PART 18 -- OFFICERS

18.1 The Directors shall from time to time appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

18.2 One person may hold more than one of such offices, except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may, in addition to such remuneration, be entitled to receive, after he ceases to hold such office or leaves the employment of the Company, a pension or gratuity. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

18.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

                PART 19 -- INDEMNITY AND PROTECTION OF DIRECTORS,
                             OFFICERS AND EMPLOYEES

19.1 Subject to the provisions of the Company Act, the Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a Director or former Director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each Director of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.2 Subject to the provisions of the Company Act, the Directors may cause the Company to indemnify any officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the Secretary or any Assistant Secretary of the Company (if be shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and each such Secretary and Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

19.3 The failure of a Director of the Company to comply with the provisions of the Company Act or of the Memorandum or these Articles shall not invalidate any indemnity to which he is entitled under the Part.

19.4 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

                        PART 20 -- DIVIDENDS AND RESERVE

20.1 The Directors may, from time to time, declare and authorize payment of such dividends, if any as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds or assets available for dividends shall be conclusive. The Company may pay any such dividend, wholly or in part, by the distribution of specific assets and, in particular, by paid up shares, bonds debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient and, in particular, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments in substitution for all or part of the specific assets to which any members are entitled shall be made to any members on the basis of other value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as amy seem expedient to the Directors.

20.2 Any dividend declared on shares of any class by the Directors may be payable on such date as is fixed by the Directors.

20.3 Subject to the rights of members, if any, holding shares with special rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

20.4 The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which such funds of the Company may be property applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds which they think prudent not to divide.

20.5 If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

20.6 No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

20.7 Any dividend, bonuses or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named in the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

20.8 Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

                    PART 21 -- DOCUMENTS, RECORDS AND REPORTS

21.1 The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

21.2 The Company shall keep or cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order to properly record the financial affairs and conditions of the Company and to comply with the Company Act.

21.3 Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.4 The Directors shall from time to time at the expense of the Company, cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

21.5 Every member shall be entitled, without charge, to a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.

                               PART 22 -- NOTICES

22.1 A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and mailing the notice, statement or report and to have been given on the day, Saturdays, Sundays and holidays excepted, following the date or mailing. A certificate signed by the Secretary or other officer of the Company, or any other corporation acting in that behalf for the Company, that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

22.2 A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3 A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address, if any, supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

22.4 Notice of every general meeting or meeting of members holding a class of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

                            PART 23 -- RECORD DATES

23.1 The Directors may fix in advance a date, which shall not be more than the maximum number of days permitted by the Company Act preceding the date of any meeting of members or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid.

23.2 Where no record date is so fixed for the determination of members as provided in the preceding Article, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, shall be the record date for such determination.

                                 PART 24 -- SEAL

24.1 The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely;

      (a)   any two Directors, or

      (b) one of the Chairman of the Board, the President, the managing Director and a Vice-President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer and an Assistant Secretary-Treasurer, or

      (c) if the Company shall have only one member, the President or the Secretary, or

      (d) such person or persons as the Directors may from time to time by resolution appoint and the said Directors, officers, person or persons in whose presence the seal is to be affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of any one of the foregoing persons.

24.2 To enable the seal of the Company to be to any bonds, debentures, share certificates or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the firm or company employed to engrave, lithograve or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, or Assistant Secretary, an Assistant Treasurer or an Assistant-Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definite or interim bonds, debentures, share certificates or other securities by the use of such dies. Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

24.3 The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used and all of the powers conferred by the Company Act with respect thereto may be exercised by the Directors or by a duly authorized agent of the Company.

              PART 25 -- SPECIAL RIGHTS AND RESTRICTIONS OF SHARES

25.1 The following special rights and restrictions shall be attached to the preferred shares without par value:

      (a) The preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Article 25.1.

      (b) Preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preferred shares of any particular series, alter the Memorandum of the Company to fix the number of preferred shares in, and to determine the designation of the preferred shares of, that series and alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the preferred shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of clauses (c) and (d) of the
            Article 25.1.

      (c) Holders of preferred shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its members for the purpose of winding up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to holders of preferred shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preferred shares.

      (d) Except for such rights relating to the election of directors in the event of a default in payment of dividends as may be attached to any series of the preferred shares by the directors, holders of preferred shares shall not be entitled as such to receive notice of, or to attend or vote at, any general meeting of members of the Company.

                                     PART 26

              SPECIAL RIGHTS AND RESTRICTIONS OF 5.25% CONVERTIBLE
                      REDEEMABLE PREFERRED SHARES, SERIES A

DESIGNATION AND NUMBER

26.1 The first series of Preferred Shares shall consist of 1,000,000 Preferred Shares, which shares shall be designated as 5.25% Convertible Redeemable Preferred Shares, Series A (the "Series A Preferred Shares"), and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

ISSUE PRICE

26.2 For the purposes hereof, the issue price of each Series A Preferred Shares shall be deemed to be US$2,550 per share (the "Issue Price").

DIVIDENDS

26.3. (a)   The holders of the Series A Preferred Shares shall be entitled to receive cumulative dividends, out of any assets legally available therefor, as and when declared by the board of directors of the Company, in respect of each outstanding Series A Preferred Share at a rate per annum, equal to five and one-quarter percent (5.25%) of the Issue Price, payable semi-annually on the last day of March and September of each year. The directors may declare and pay any such dividends on the Series A Preferred Shares, in whole or in part, by way of a stock dividend of fully paid and non-assessable Series A
            Preferred Shares issued at the Issue Price, so long as the Series A
            Preferred Shares so issued in lieu of a cash dividend are freely tradeable in Canada and such dividend on each Series A Preferred
            Share is otherwise substantially equal or equivalent to the cash dividend otherwise payable on each Series A Preferred Share and provided further that the directors may pay cash in lieu of any fractional Series A Preferred Shares resulting from such stock dividend.

      (b) Dividends on each Series A Preferred Shares shall accrue from the date of issue of such Series A Preferred Share. The holders of the Series A Preferred Shares shall not be entitled to any dividend other than or in excess of the dividends at the rate hereinbefore provided for.

      (a) No dividends shall at any time be declared or paid on or set apart for payment on the common shares of the Company (the "Common Shares") or on any shares of any series of Preferred Shares or of any other class of the Company ranking junior to the Series A Preferred Shares, nor shall the Company call for redemption and/or purchase less than the total number of then issued and outstanding Series A Preferred Shares or shares of any series of Preferred Shares or of any other class ranking on parity with the Series A Preferred Shares and/or purchase any Common Shares or any shares of any series of Preferred Shares or of any other class ranking junior to the Series A Preferred Shares unless in each case all dividends, up to and including the dividend payable on the last preceding dividend payment date, on the Series A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment or call for redemption or purchase.

ELECTION OF DIRECTORS AND VOTING

26.4  (a)   The Series A Preferred Shares, as a series, shall have the following rights relating to the election of directors.

            26.4(a)(i) if and for so long as any Series A preferred shares are outstanding, the size of the board of directors shall be fixed at no less than five and no more than eighteen directors.

            (ii) if and for so long as Series A Preferred Shares with an aggregate Issue Price of greater than US$30,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect three of the Company's directors;

            (iii) if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$30,000,000 and greater than US$20,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect two of the Company's directors;

            (iv) if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$20,000,000 and greater than US$10,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to elect one of the Company's directors;

            (v) if and for so long as Series A Preferred Shares with an aggregate Issue Price of less than or equal to US$10,000,000 are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall not be entitled to elect any directors of the Company; and

            (vi) in addition to the foregoing, if and for so long as any Series A Preferred Shares are outstanding, the holders of the Series A Preferred Shares, exclusively and separately as a class, shall be entitled to nominate one individual, resident in Canada, for election by the holders of the Common Shares as a director of the Company (the "Canadian Nominee"), provided that, in all circumstances, the persons elected as directors of the Company or nominated for election as directors of the Company, in each case by the holders of the Series A Preferred Shares, shall be qualified to act as directors under the Company Act (British Columbia).

      (b) Except as provided in subsection (a) above, holders of the Series A Preferred Shares shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions of the Company Act (British Columbia) (the "Company Act"), for any other purpose nor, except for the purpose of exercising any voting rights accorded to them pursuant to the provisions of the Company Act, shall they be entitled to receive notice of or attend members' meetings.

LIQUIDATION, DISSOLUTION OR WINDING UP

26.5  (a)   In the event of the liquidation, dissolution or winding up of the
            Company, whether voluntary and involuntary, of any other distribution of assets of the Company among its members for the purposes of winding up its affairs (each, a "Liquidation"), the holders of the Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution to holders of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares, an amount (the "Liquidation
            Amount") equal to the Issue Price with respect to each Series A
            Preferred Shares held by them, together with all accrued and all unpaid dividends thereon, which for such purpose, shall be calculated as if such dividends were accruing for the period from the expiration of the last period for which dividends have been paid up to the date of distribution.

      (b) Any amalgamation, arrangement, consolidation or merger of the Company wherein the holders of Common Shares immediately prior to the closing of such transaction, including, on a pro forma basis, the then outstanding Common Shares and the Common Shares issuable upon conversion of all outstanding Series A Preferred Shares upon conversion of all outstanding Series A Preferred Shares, will not hold more than fifty percent (50%) of the voting rights attached to the securities of the surviving entity, or any sale of all or substantially all of the Company's assets, shall be deemed to constitute a Liquidation for purposes of this Section 26.5.

      (c) In the circumstances contemplated in Section 26.5(b), the holders of the Series A Preferred Shares shall be entitled to receive an amount equal to the greater of: (I) the Liquidation Amount; and (ii) the fair market value of the consideration which such holders would have received if they had converted their Series A Preferred Shares into Common Shares pursuant to Section 26.7 immediately prior to any such Liquidation. For the purpose of Section 26.5(c)(ii), the fair market value of consideration which is securities shall be: (x) if such securities are traded on a stock market or other organized market, the average closing trading price of the securities on such market over the period of 20 consecutive trading days ending three (3) trading days prior to the closing of the transaction; and (y) if there is no active public market, the fair market value thereof, as mutually determined by the Company and the holders of Series A Preferred Shares which would be entitled to receive such securities.

      (d) If upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the amounts so payable as above provided, then such assets shall be distributed among the holders of Series A Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

      (e) After payments to the holders of the Series A Preferred Shares of the amounts so payable to them as above provided, holders of the Series A Preferred Shares shall have no right or claim to share in any further distribution of the property or assets of the Company.

REDEMPTION

26.6  (a)   On or at any time after the fifth (5th) anniversary of the first issue date of any Series A Preferred Shares (the "Issue Date"), the
            Company may redeem, at any time it may lawfully do so, upon giving notice as hereinafter provided, all or, from time to time, any of the then outstanding Series A Preferred Shares, on payment for each share to be redeemed of one hundred and five percent (105%) of the Issue Price per such share (the "Redemption Price"), together with an amount equal to all accrued and all unpaid dividends thereon up to but excluding the date of such redemption (the "Redemption
            Date"). In case part only of the then outstanding Series A Preferred
            Shares is at any time to be redeemed, the Series A Preferred Shares so to be redeemed shall be selected by the Company pro rata or by any other manner deemed fair and appropriate by the Company. The
            Company shall at least 30 days before the Redemption Date send to each person who at the date of sending is a registered holder of Series A Preferred Shares to be redeemed, a notice of writing of the intention of the Company to redeem such Series A Preferred Shares, which notice requirement may be waived in writing by the holder whose shares are being redeemed. Such notice may be electronically sent or mailed in a prepaid envelope addressed to each such shareholder at the address of such shareholder as it appears on the records of the Company or, alternatively, such notice may be delivered personally to such shareholder. Such notice shall set out the Redemption Price, the Redemption Date and the place or places of redemption. If notice of any such redemption is given by the Company in a manner aforesaid and an amount sufficient to redeem the Series
            A Preferred Shares to be redeemed is deposited with any trust company or chartered bank in Canada as specified in the notice on or before the Redemption Date, the holder entitlement to dividends on the Series A Preferred Shares to be redeemed shall cease after the Redemption Date and such Series A Preferred Shares shall be deemed to be redeemed and the holders thereof shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefore out of the moneys so deposited, unless payment of the Redemption Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of holders of such Series A Preferred Shares shall remain unaffected.

      (b) At any time during the 30 day period following a Retraction Event (as hereinafter defined), the holder of any Series A Preferred Shares shall have the right, by written notice to the Company, to require the Company to redeem all, but not less than all, of the Series A Preferred Shares owned by such holder on payment for each share to be redeemed at one hundred percent (100%) of the Issue Price per such share (the "Retraction Price"), together with an amount equal to all accrued and all unpaid dividends thereon up to but excluding the date of such redemption (the "Retraction Date"). The holder's notice of retraction shall specify the business day on which the holder desires the Company to redeem the Series A Preferred Shares owned by such holder (the "Retraction Date"), provided that the

            Retraction Date shall be no earlier than the tenth (10th) day following receipt by the Company of such notice. The holder's notice of retraction may be electronically sent or mailed in a prepaid envelope addressed to the Company at its registered and records office or, alternatively, such notice may be delivered personally to the Company. If an amount sufficient to redeem the Series A Preferred Shares to be redeemed is deposited with a trust company or chartered bank in Canada (of which written notice has been provided by the Company to the holder of Series A Preferred Shares to be redeemed no later than two (2) business days prior to the Retraction
            Date), the holder's entitlement to dividends on the Series A Preferred Shares to be redeemed shall cease after the Retraction Date and such Series A Preferred Shares shall be deemed to be redeemed and the holder thereof shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificate(s) for such shares, to receive payment therefor out of the monies so deposited, unless payment of the Retraction Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of the holder of such Series A Preferred Shares shall remain unaffected. For purposes of this
            Section 26.6(b), a "Retraction Event" shall be considered to have occurred:

            (i) if immediately following any annual or special meeting of the members of the Company at which directors are to be elected where the holders of the Series A Preferred Shares have not been afforded the opportunity to exercise their entitlement to elect at such meeting, exclusively and separately as a class, that number of directors of the Company contemplated by
                  Section 26.4 of these Articles; or

            (ii) if immediately following any annual or special meeting of the members of the Company at which directors are to be elected where (x) management of the Company has failed to include the Canadian Nominee in the slate of nominees proposed for election by the holders of the Common Shares as directors of the Company at such meeting and (y) the slate of directors elected by the holders of Common Shares at such meeting does not include such nominee of the holders of the Series A Preferred Shares.

            The holders of not less than one-half of the Series A Preferred Shares then outstanding shall be entitled, by an instrument in writing delivered to the Company not later than 60 days prior to any annual or special meeting of the members of the Company at which directors are to be elected, to designate the nominees of the holders of the Series A Preferred Shares to be included in the slate of nominees proposed for election as directors of the Company by the holders of the Common Shares or the Series A Preferred Shares, as the case may be. In the event that management of the Company fails to include the requisite nominees of the holders of the Series A Preferred Shares in any slate of nominees proposed for election as directors of the Company as a consequence of the failure of the holders of the Series A Preferred Shares to so designate nominees for election as directors of the Company, a Retraction Event shall not be deemed to have occurred.

CONVERSION

      26.7 (a) At the option of the holder of any Series A Preferred Shares, such holder shall have the right, at any time prior to their redemption, by written notice to the Company, to convert all, but not less than all, of the Series A Preferred Shares owned by such holder into the number of Common Shares determined by dividing the aggregate Issue Price of such holder's Series A Preferred Shares by the Conversion Price then in effect. For the purposes of this Section 26.7, the "Conversion Price" means the price at which Series A Preferred Share shall convert into Common Shares, which initially shall be US$2.30 per Common Share. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Common Shares as shall be sufficient to effect the conversion of all outstanding Series A Preferred Shares."

            (b) On or at any time after the third anniversary of the Issue Date, if the average closing trading pries of the Common Shares on The Toronto Stock Exchange (the "TSE"), or such other principal stock exchange on which the Common Shares may be listed, for the period of 20 consecutive trading days which ends on the day prior to the date specified for conversion (or, if that day is not a trading day, on the immediately preceding trading day) exceeds one hundred and seventy-five (175%) of the Conversion Price then in effect and the average daily trading combined volume on the TSE, the Consolidated Market in the United States (including the American Stock Exchange) and such other stock exchange(s) on which the Common Shares may be listed, exceeds 100,000 Common Shares for the same period (the "Redemption Condition"), the Company shall have the right exercisable at its option within three (3) days of the satisfaction of the Redemption Condition, by written notice to the holders of the Series A Preferred Shares (stating the date upon which such conversion is to take place), to convert all or, from time to time, any of the then outstanding Series A Preferred Shares, into the number of Common Shares determined by dividing the aggregate Issue Price of such Series A Preferred Shares by the Conversion Price then in effect. In case part only of the then outstanding Series A Preferred Shares is at any time to be converted, the Series A Preferred Shares so to be converted shall be selected by the Company pro rata or by any other manner deemed fair and appropriate by the Company.

            (c) The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i)    (A)  Upon each issuance by the Company of Additional
                              Shares (as defined in Section 26.7(c)(ii), after the Issue Date, without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares (the "New Issue Price"), the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the New Issue Price, provided, however, that the company shall be entitled (without adjustment) to issue up to an aggregate of 500,000 Additional Shares in any five (5) year consecutive period which would otherwise require an adjustment under Section 26.7(c)(i)(A) or (B).

                         (B) Upon each issuance by the Company of Additional Shares, after the Issue Date, for a consideration per share equal to or greater than the Conversion Price in effect immediately prior to the issuance of such Additional Shares but less than the market price per Common Share at the time of such issuance, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of Common Shares outstanding immediately prior to such issuance and the number of Common Shares equal to the aggregate consideration received by the Company for such issuance divided by the market price per Common Share at the time of such issuance and the denominator of which shall be the sum of the number of Common Shares outstanding immediately prior to such issuance and the number of Additional Shares, provided, however, that the Company shall be entitled (without adjustment) to issue up to an aggregate of 500,000 Additional Shares in any five (5) year consecutive period which would otherwise require an adjustment under Sections 26.7(c)(i)(A) or (B). For the purpose of this Section 26.7(c)(i)(B), "market price" means the average closing trading price of the Common Shares on the TSE, or such other principal stock exchange on which the Common Shares may be listed, for the period of 20 consecutive trading days which ends on the third
                              (3rd) day prior to such issuance (or, if that day is not a trading day, on the immediately preceding trading day).

                         (C) The adjustments provided for in this Section 26.7 are cumulative and shall without duplication) apply to successive actions requiring an adjustment under this Section 26.7; provided that, notwithstanding any other provision of Section 26.7; no adjustment of the Conversion Price shall be made in an amount less than US$0.05 per share (provided, however, that any adjustments which by reason of this Section 26.7(c)(i)(C) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment).

                         (D) In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (E) In the case of the issuance of Additional Shares for consideration in whole or in part other than cash, the non-cash consideration shall be deemed to be the fair value thereof as determined by the board of directors of the Company, in its reasonable discretion.

                         (F) In the case of the issuance (whether before, on or after the Issue Date) of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of Sections 26.7(c)(i)(A) and (B):

                              1.    The aggregate maximum number of Common
                                    Shares deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 26.7(c)(i)(D) and (E)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

                              2.    The aggregate maximum number of Common
                                    Shares deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such conversion or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 26.7(c)(i)(D) and (E)).

                              3. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities which remain in respect whereof the right to convert or exchange remains in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              4. The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Sections 26.7(c)(i)(F)(1) and
                                    (2) shall be appropriately adjusted to
                                    reflect any change, termination or
                                    expiration of the type described in Section
                                    26.7(c)(i)(F)(3).

                  (ii) "Additional Shares" shall mean any Common Shares issued (or, in respect of Sections 26.7(c)(i)(A) and (B) only, deemed to have been issued pursuant to Section 26.7(c)(i)(F)) by the Company after the Issue Date other than:

                        A. Common Shares issued pursuant to a transaction described in Section 26.7(c)(iii), or

                        B. Common Shares issuable or issued to employees, consultants or directors of the Company directly or pursuant to an equity incentive plan approved by the board of directors of the Company or issued pursuant to obligations existing or created on the date of the first issuance of Series A Preferred Shares.

                  (iii) In the event the Company should at any time or from time to time after the Issue Date fix a record date for a split or subdivision of the outstanding Common Shares or for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on the conversion of each Series A Preferred Share shall be increased in proportion to such increase in the number of Common Shares outstanding (including those issuable upon conversion or exercise of such Common Share Equivalents).

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

                  (iv) In the event the Company should at any time or from time to time after the Issue Date fix a record date for a consolidation of the outstanding Common Shares, then, following the record date of such consolidation, the Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion, of each share of such class shall be decreased in proportion to such decrease in the number of Common Shares outstanding.

            (d) In the event the Company shall declare a distribution to holders of Common Shares payable in securities of the Company (other than Common Shares or Common Share Equivalents), securities of other persons, evidence of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 26.7(c)(iii), then, in each such case for the purpose of this
                  Section 26.7(d), the holders of the Series A Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Company into which their Series A Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

            (e) If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

            (f) Any holder of Series A Preferred Shares electing to convert the same into Common Shares shall surrender the certificate(s) therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Shares, together with a written notice to the Company of the holder's election to convert such Series A Preferred Shares into Common Shares specifying the number of Series A Preferred Shares to be converted and stating therein the name(s) in which the certificate(s) for Common Shares issuable upon such conversion are to be registered. If the Company receives such notice from a holder or if the Company elects to convert Series A Preferred Shares pursuant to Section 26.7(b), the Company shall, as soon as practicable after the later of: (i) the date specified for conversion; and (ii) the date of surrender of the certificate(s) for the number of Common Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date specified for conversion, and the person(s) entitled to receive the certificates representing the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of record of such Common Shares as of such date. The issuance of certificates for Common Shares up on conversion of the Series A Preferred Shares shall be made without charge to the holder thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in the name other than that of the holder of the Series A Preferred Shares which are being converted.

            (g) The Company will at no time close its transfer books in respect of any Series A Preferred Shares, or of any Common Shares issued or issuable upon the conversion of any Series A Preferred Shares, in any manner which interferes with the timely conversion of such Series A Preferred Shares, except as may otherwise be required to comply with applicable laws. The Company also will not, by amendment of its memorandum or articles or through any reorganization, rectification or recapitalization of the capital of the Company or any amalgamation, arrangement, consolidation or merger or sale of all or substantially all of the assets of the Company or any voluntary liquidation, dissolution or winding-up of the Company or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 26.7 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares.

            (h) Subject to Section 26.5(b), if the Company shall be a party to any transaction, including without limitation, any amalgamation, arrangement, consolidation or merger or any sale of all or substantially all of the Company's assets or any reorganization, reclassification or recapitalization of the capital of the Company (each of the foregoing being referred to as a "Transaction") which results in Common Shares being converted into shares, securities or other property (including cash or any combination thereof), each Series A Preferred Share shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of Common Shares of the Company issuable upon conversion of such Series A Preferred Shares would have been entitled upon such Transaction. The Company shall not effect any Transaction unless prior to or simultaneously with the consummation thereof, the Company or its successor, as the case may be, shall provide in its constating documents that each Series A Preferred Share shall be convertible into the shares, securities or property to which a holder of Series A Preferred Shares would have been entitled upon such Transaction if such Series A Preferred Shares had been converted prior to the effective date of such Transaction, all in accordance with the foregoing provisions. The provisions of this Section 26.7(h) shall similarly apply to successive Transactions.

            (i) No fractional shares shall be issued upon the conversion of any Series A Preferred Share(s), and the number of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of Series A Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

            (j) Whenever the Company proposes to take any action requiring an adjustment to the Conversion Price in accordance with Sections 26.7, the Company shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action to the holders of record of the Series A Preferred Shares on the date of such notice. Such notice shall specify the action proposed to be taken by the company and, to the extent applicable, the effective date of such action.

            (k) Upon the occurrence of each adjustment or readjustment to the Conversion Price pursuant to this Section 26.7, the Company shall, at its expense, promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series A Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) each adjustment and readjustment, (ii) the Conversion Price then in effect and
                  (iii) the number of Common Shares and any other property which would be received upon the conversion of the Series A Preferred Shares.

RIGHT OF FIRST OFFER

26.8        (a)   Prior to the conversion of the Series A Preferred Shares
                  in accordance with Section 26.7, the Series A Preferred Shares may not be sold or otherwise transferred by a holder (other than to an affiliate or associate of the holder) without the prior written consent of the Company.

            (b) If a holder (the "Selling Shareholder") of Series A Preferred Shares proposes to sell or otherwise transfer all or any portion of such shares (other than to an affiliate or associate of the holder), the holder shall deliver a written notice (the "Sale Notice") to the Company (to the attention of its Chief Executive Officer and its Chief Financial Officer) and to the Company's counsel stating (i) its bona fide intention to transfer such Series A Preferred Shares, (ii) the number of such shares to be transferred, and (iii) the price (the "Purchase Price") and terms upon which it proposes to transfer such shares, and requesting the Company's consent to such transfer.

            (c) Within 10 days after receipt of the Sale Notice, the Company shall provide notice to the Selling Shareholder advising that the Company: (i) consents to the transfer at the Purchase Price and on the terms specified in the Sale Notice; (ii) withholds consent for such transfer; or (iii) has elected to require the Selling Shareholder to sell the Company the Series A Preferred Shares proposed to be transferred, at the Purchase Price and on the terms specified in the Sale Notice. If the Company fails to provide such notice within the 10 day period prescribed, the Company shall be deemed to have consented to such transfer under Section 26.8(c)(i). Such notice may be electronically sent or mailed in a prepaid envelope addressed to the Selling Shareholder at the address of such shareholder as it appears on the records of the Company, or alternatively, such notice may be delivered personally to such shareholder. If the Company elects to purchase the Series A Preferred Shares pursuant to Section 26.8(c)(iii), such notice shall set out the date and the place or places for purchase, provided that the date specified by the Company for purchase shall be no later than 20 days following receipt of such notice. If notice of any such purchase by the Company is given by the Company in a manner aforesaid and an amount sufficient to purchase the shares is deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for purchase, entitlement to dividends on the Series A Preferred Shares to be purchased shall cease after the date so fixed for purchase and such Series A Preferred Shares shall be deemed to be purchased and the Selling Shareholder shall thereafter have no rights against the Company in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited, unless payment of the Purchase Price shall not be made by the Company in accordance with the foregoing provisions, in which event the rights of the holders of such Series A Preferred Shares shall remain unaffected.

            (d) If the Company consents to the sale described in the Sale Notice pursuant to Section 26.8(c)(i), the Selling Shareholder may sell or otherwise transfer the Series A Preferred Shares identified in the Sale Notice at the Purchase Price and on the terms specified in the Sale Notice; provided that if such sale is not consummated within 30 days after the date of the Company's consent in writing, the right of the first offer provided hereunder to the Company shall be revived and such shares shall not be sold or otherwise transferred unless offered to the Company in accordance herewith.

            (e) Sections 26.8(a) to (d) shall not apply to a sale or other transfer of Series A Preferred Shares if:

                  (i) the Company is in default under the terms of the Series A Preferred Shares and such default has not been remedied within 30 days of receiving written notice thereof from the holders of the Series A Preferred Shares; or

                  (ii) there has been a change of control of the Company or a transaction has been publicly announced which would, if successfully completed, effect a change of control of the Company and such transaction has not theretofore been publicly abandoned, withdrawn or terminated; for the purposes of this paragraph, a change of control shall have occurred if any person has acquired beneficial ownership of more than fifty percent (50%) of the voting rights attaching to the securities of the Company (including, on a pro forma basis, the then outstanding Common Shares and the Common Shares issuable upon conversion of all outstanding Series A Preferred Shares) having the right to vote on any resolution concerning the election of directors of the Company.

MODIFICATION OF RIGHTS/RESTRICTIVE COVENANTS

26.9        (a)   The approval of the holders of the Series A Preferred
                  Shares pursuant to Section 26.9(b) shall be required prior to:

                  (i) any deletion, variation, modification, amendment or amplification of the rights and restrictions attaching to the Series A Preferred Shares, other than in connection with the implementation of the Voting Amendment, where no such approval shall be required;

                  (ii) the issuance by the Company of any class or series of Preferred Shares ranking senior to or on parity with the Series A Preferred Shares as to payment of dividends, as to redemptions or as to distribution upon a Liquidation, including the issuance of additional Series A Preferred Shares (other than in lieu of a cash dividend on the Series A Preferred Shares):

                  (iii) the amendment of the memorandum or articles of the
                        Company in any manner which would impair or reduce the rights of the Series A Preferred Shares, including, without limitation, increasing the size of the board or directors of the Company to more than fifteen (15) directors; or

                  (iv)  a voluntary Liquidation of the Company.

(b) Subject to the requirements of the Company Act, the approval of the holders of the Series A Preferred Shares for the matters in Section 26.9(a) may be given in writing by the holders of not less than one-half of the Series A Preferred Shares then outstanding or by resolution passed by not less than one-half of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series A Preferred Shares then outstanding duly called for that purpose. Notwithstanding the foregoing, if any of the matters in Section 26.9(a) prejudice or interfere with the rights of the Series A Preferred Shares, such matter shall require, in addition to any approval required therefor by the Company Act, approval in writing by holders of all of the Series A Preferred Shares then outstanding or by resolution passed by not less than three-quarters of the votes cast on a poll at a meeting or adjourned meeting of the holders of the Series A Preferred Shares then outstanding duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time required by the Company Act (as from time to time amended, varied or replaced) and prescribed in the articles of the Company with respect to meetings of members. On every poll taken at a meeting of holders of Series A Preferred Shares as a series, each holder entitled to vote thereat shall have one vote in respect of each Series A Preferred Share held by him.

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

                                     PART 27

                         LIONS GATE ENTERTAINMENT CORP.

                        SPECIAL RIGHTS AND RESTICTIONS OF
         PREFERRED SHARES, RESTRICTED VOTING, NON-TRANSFERABLE SERIES B

DESIGNATION AND NUMBER

27.1 The second series of Preferred Shares shall consist of ten (10) Preferred Shares, which shares shall be designated as Preferred Shares, Restricted Voting, Non-Transferable Series B (the "Series B Preferred Shares") and which, in addition to the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions as set forth herein.

ISSUE PRICE

27.2 For the purposes hereof, the issue price of each Series B Preferred Share shall be deemed to be ten dollars in United States currency (US$10) per share (the "Issue Price").

DIVIDENDS

27.3 The holders of Series B Preferred Shares shall not, as such, have any entitlement to receive dividends.

LIQUIDATION, DISSOLUTION OR WINDING UP

27.4 In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purposes of winding up its affairs (each a "Liquidation"), the holders of the Series B Preferred Shares shall be entitled, subject in all cases to the Company Act (British Columbia) and the rights of the Series A Preferred Shares (to which the Series B Shares are subordinate in the event of a Liquidation), but in priority to the rights of the holders of Common Shares or all other shares ranking junior to the Series B Preferred Shares, an amount (the "Series B Liquidation Amount") equal to the Issue Price with respect to each Series B Preferred Share held by them.

27.5 If upon any Liquidation of the Company, the assets of the Company available for distribution shall be insufficient to pay in full the amounts so payable as above provided, then such assets shall be distributed among the holders of Series B Preferred Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Shares if such assets were sufficient to permit payment in full of all amounts payable thereon.

27.6 After payment to the holders of the Series B Preferred Shares of the amounts so payable to them as provided above, holders of the Series B Preferred Shares shall have no right or claim to share in any further distribution of the property or assets of the Company.

VOTING

27.7 If and for so long as any Series B Preferred Shares are outstanding and for so long as Mark Amin is legally qualified to serve on the board of directors of the Company, the holders of the Series B Preferred Shares, exclusively and separately as a class, shall be entitled to elect one member of the board of directors of the Company, who shall be Mark Amin (and only Mark Amin).

27.8 Except as provided in Section 27.7 above, the holders of Series B Preferred Shares shall not, as such, have any voting rights for the election of directors or, subject to any voting rights accorded them pursuant to the provisions 'of the Company Act (British Columbia) (the "Company Act"), for any other purpose, nor, except for the purpose of exercising any voting rights accorded to them pursuant to the Company Act shall they be entitled to receive notice of or attend meetings of the members of the Company.

REDEMPTION

27.9 Subject to applicable law, the Company may upon giving notice as hereinafter provided redeem all and not less than all of the outstanding Series B Preferred Shares on payment for each share of an amount equal to one hundred percent (100%) of the price or deemed price at which such shares were issued (hereinafter referred to as the "Series B Redemption Amount") upon and subject to the occurrence of either of the following events (each referred to as a "Series B Redemption Event"):

      (a) Reduction in Common Shareholdings. If, at any time after the last day of the thirty-six (36th) month following the first issue date of any Series B Preferred Shares, the holders of Series B Preferred Shares and each of their controlled affiliates, family members, including, without limitation, siblings, and trusts over which such holders maintain sole voting power, as a group, are the registered or beneficial holders of less than two million (2,000,000) Common Shares in the capital of the Company (hereinafter referred to as the "Series B Threshold Amount"); or

      (b) Change of Control If at any time the Company or its shareholders shall be a party to any transaction, including without limitation, any amalgamation, arrangement, takeover bid, issuer bid, consolidation or merger which results in the holders of Common Shares immediately prior to the effective date of such transaction (calculated on a pro forma basis, including the Common Shares issuable upon the conversion of all outstanding Series A Preferred Shares) holding, in the aggregate, less than fifty percent (50%) of the surviving corporation or entity which results from the transaction, or any sale of all or substantially all of the Company's assets (each of the foregoing being referred to as a "Transaction", which for greater certainty includes a series of transactions among the substantially the same parties).

27.10 In the event that the Company should at any time or from time to time after the issue date of any Series B Preferred Shares consolidate, split or subdivide the outstanding Common Shares of the Company or make any distribution by which the holders of Common Shares are entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents") without payment of any consideration by such holder for the additional Common Shares or Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of the date of such consolidation, split, subdivision or distribution, the Series B Threshold Amount will be adjusted in proportion to the increase or decrease in the number of Common Shares outstanding as a result thereof.

27.11 Any notice given pursuant to Section 27.9 above will be effective for all purposes if delivered by registered mail or in person (including by courier with acknowledged receipt) to a holder of Series B Preferred Shares at such holder's address as last recorded in the register of members of the Company.

27.12 The Series B Shares may not be sold or otherwise transferred.